SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                 June 11, 2002         (May 23, 2002)

                            Seneca Foods Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)

                   New York                 0-1989       16-0733425
                   --------                 ------       ----------
         (State or other jurisdiction of (Commission (I. R. S. Employer incorporation or organization) File Number) Identification No.)

                 3736 South Main Street, Marion, New York 14505
                 ---------------------------------------- -----
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 315/926-8100
                                                            ------------


                                 Not Applicable
                                 --------------
               Former name, former address and former fiscal year,
                          if changed since last report


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                                    Form 8-K

                            Seneca Foods Corporation


Item 5. Other Events

     The Company has an Alliance Agreement with The Pillsbury Company, whereby the Company processes canned and frozen vegetables for Pillsbury under the Green Giant brand name. Pillsbury continues to be responsible for all of the sales, marketing and customer service functions for the Green Giant products. In October 2001, General Mills, Inc. acquired Pillsbury from Diageo PLC. The Alliance Agreement has a remaining term of thirteen years.

     On May 23, 2002, the Company, Pillsbury, General Mills Operations, Inc. and General Mills, Inc. entered into an amendment to the Alliance Agreement pursuant to which certain provisions were modified to (i) assign Pillsbury's rights and obligations under the Alliance Agreement to General Mills Operations, Inc. ("GMOI"), which is an indirect, wholly-owned subsidiary of General Mills, Inc.;
(ii) accelerate the timing of the obligation of GMOI to purchase Green Giant inventory from the Company by requiring that such inventory be purchased at the end of each commodity production cycle (e.g. corn, peas, green beans, and asparagus); and (iii) substitute General Mills, Inc. for Diageo PLC as the guarantor of GMOI's obligations under the Alliance Agreement.

Item 7. Financial Statements and Exhibits

     The "Agreement to Amend First Amended and Restated Alliance Agreement" is included as Exhibit 10 in this filing. Registrant agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted exhibit to this agreement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 Seneca Foods Corporation
                                                 ------------------------
                                                      (Registrant)

                                                 /s/Kraig H. Kayser
                                                 ------------------------
June 11, 2002                                    Kraig H. Kayser
                                                 President and
                                                   Chief Executive Officer